                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                               NOVARTIS PHARMA AG

                                       AND

                          ALNYLAM PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    Purchase and Sale of Common Stock..................................     1
      1.1     SALE OF THE COMMON SHARES..................................     1

2.    Closing Date; Deliveries...........................................     2
      2.1     CLOSING DATE...............................................     2
      2.2     DELIVERIES.................................................     2
      2.3     FURTHER ASSURANCES.........................................     3

3.    Representations and Warranties of the Company......................     3
      3.1     ORGANIZATION, GOOD STANDING AND QUALIFICATION..............     3
      3.2     CAPITALIZATION AND VOTING RIGHTS...........................     4
      3.3     SUBSIDIARIES...............................................     5
      3.4     AUTHORIZATION..............................................     6
      3.5     NO CONFLICT................................................     6
      3.6     VALID ISSUANCE OF COMMON STOCK.............................     6
      3.7     GOVERNMENTAL CONSENTS......................................     7
      3.8     LITIGATION.................................................     7
      3.9     EMPLOYEES AND CONSULTANTS..................................     7
      3.10    PROPRIETARY RIGHTS.........................................     8
      3.11    AGREEMENTS; ACTION.........................................     8
      3.12    REGISTRATION RIGHTS........................................     9
      3.13    TITLE TO PROPERTY AND ASSETS...............................     9
      3.14    FINANCIAL STATEMENTS AND SEC FILINGS.......................     9
      3.15    EMPLOYEE BENEFIT PLANS.....................................    10
      3.16    TAX RETURNS, PAYMENTS AND ELECTIONS........................    10
      3.17    INSURANCE..................................................    11
      3.18    LABOR AGREEMENTS AND ACTIONS...............................    11
      3.19    REAL PROPERTY HOLDING CORPORATION..........................    11
      3.20    OFFERING...................................................    11
      3.21    ENVIRONMENTAL MATTERS......................................    11
      3.22    LICENSES AND OTHER RIGHTS; COMPLIANCE WITH LAWS............    12
      3.23    BROKER OR FINDERS..........................................    13
      3.24    MARKET LISTING.............................................    13
      3.25    RELIANCE...................................................    13

4.    Representations and Warranties of the Investor.....................    13
      4.1     AUTHORIZATION, GOVERNMENTAL CONSENTS AND COMPLIANCE WITH
              OTHER INSTRUMENTS..........................................    13

      4.2     PURCHASE ENTIRELY FOR OWN ACCOUNT..........................    13
      4.3     DISCLOSURE OF INFORMATION..................................    14
      4.4     INVESTMENT EXPERIENCE AND ACCREDITED INVESTOR STATUS.......    14
      4.5     RESTRICTED SECURITIES......................................    14
      4.6     LEGENDS....................................................    14

5.    Conditions to Closing of Investor..................................    15
      5.1     REPRESENTATIONS AND WARRANTIES CORRECT.....................    15
      5.2     COVENANTS..................................................    15
      5.3     LEGAL OPINION..............................................    15
      5.4     NO MATERIAL ADVERSE EFFECT.................................    15
      5.5     RESEARCH COLLABORATION AND LICENSE AGREEMENT...............    15
      5.6     MARKET LISTING.............................................    15

6.    Conditions to Closing of the Company...............................    15
      6.1     REPRESENTATIONS AND WARRANTIES CORRECT.....................    15
      6.2     COVENANTS..................................................    16
      6.3     RESEARCH COLLABORATION AND LICENSE AGREEMENT...............    16

7.    Mutual Conditions to Closing.......................................    16
      7.1     HSR ACT AND OTHER QUALIFICATIONS...........................    16
      7.2     ABSENCE OF LITIGATION......................................    16

8.    Additional Covenants and Agreements................................    16
      8.1     UPDATES FROM COMPANY.......................................    16
      8.2     HSR FILING.................................................    16
      8.3     MARKET LISTING.............................................    17
      8.4     SHARE LEGEND REMOVAL.......................................    17
      8.5     USE OF PROCEEDS............................................    17
      8.6     CONSENTS...................................................    17
      8.7     OTHER AGREEMENTS...........................................    17
      8.8     WRITTEN INTERPRETATION OR STOCKHOLDER APPROVAL.............    18

9.    Termination........................................................    18

10.   Miscellaneous......................................................    18
      10.1    SURVIVAL OF WARRANTIES.....................................    18
      10.2    REMEDIES...................................................    18
      10.3    SUCCESSORS AND ASSIGNS.....................................    18
      10.4    ENTIRE AGREEMENT...........................................    19
      10.5    GOVERNING LAW AND CONSENT TO JURISDICTION..................    19
      10.6    COUNTERPARTS...............................................    19

      10.7    TITLES AND SUBTITLES.......................................    19
      10.8    NOUNS AND PRONOUNS.........................................    19
      10.9    NOTICES....................................................    19
      10.10   FINDER'S FEE...............................................    20
      10.11   EXPENSES...................................................    20
      10.12   AMENDMENTS AND WAIVERS.....................................    20
      10.13   SEVERABILITY...............................................    21
      10.14   CONFIDENTIALITY AND PUBLICITY..............................    21
      10.15   DISCLOSURE SCHEDULE........................................    21
      10.16   DEFINITIONS................................................    22

Annex A - Disclosure Schedule
Exhibit A - Legal Opinion
Exhibit B - Cross Receipt
Exhibit C - Research Collaboration and License Agreement
Exhibit D - Redacted Research Collaboration and License Agreement

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 6, 2005, by and between Novartis Pharma AG ("Novartis" or the "Investor"), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland, and Alnylam Pharmaceuticals, Inc., (the "Company"), a Delaware corporation with its principal place of business at 300 Third Street, 3rd Floor, Cambridge, Massachusetts 02142, U.S.A.

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF COMMON STOCK.

     1.1  SALE OF THE COMMON SHARES.

          (a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the
Company:

               (i) at the First Closing (as defined below) subject to Section 2.1(c), that number of shares of common stock, par value $0.01 per share of the Company (the "Common Stock") representing 19.9% of the outstanding equity securities of the Company immediately prior to such issuance (the "Initial Shares") for an aggregate purchase price (the "Initial Purchase Price") equal to the product obtained by multiplying the number of Initial Shares by $11.11 (the "Share Price"); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the First Closing which affects or relates to the Common Stock, the Share Price shall be adjusted proportionately; and

               (ii) at the Second Closing (as defined below) subject to 2.1(c), that number of shares of Common Stock such that the percentage of the outstanding shares of Common Stock held by the Investor immediately following, and giving effect to, such issuance and the issuance of the Initial Shares is 19.9% of the outstanding equity securities of the Company (such amount of shares, the "Remaining Shares") for an aggregate purchase price (the "Remaining Purchase Price") equal to the product obtained by multiplying the number of Remaining Shares by the Share Price; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Second Closing which affects or relates to the Common Stock, the Share Price shall be adjusted proportionately.

          (b) The applicable number of Initial Shares, Remaining Shares, the Initial Purchase Price and the Remaining Purchase Price, as applicable, shall be set forth on a Cross Receipt in the form of Exhibit B attached hereto delivered at each Closing.

          (c) The parties agree that, prior to the First Closing, Novartis may assign the right and obligation to purchase the Shares and all of its other rights and obligations under this

Agreement, to an Affiliate, in which case the term "Investor" shall refer herein to such Affiliate; provided that in the event of any such assignment Novartis shall remain liable for all its obligations under this Agreement.

2. CLOSING DATE; DELIVERIES.

     2.1 CLOSING DATE.

          (a) FIRST CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Initial Shares (the "First Closing") shall be held on or prior to the second business day after the satisfaction or waiver of all of the conditions to the First Closing (other than those conditions that by their nature are to be satisfied or waived at the First Closing) or such other date as the Company and the Investor may agree upon at 10:00 a.m. at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, 10019. The date of the First Closing is hereinafter referred to as the "First Closing Date."

          (b) SECOND CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Remaining Shares (the "Second Closing") shall be held on or prior to the second business day after the satisfaction or waiver of all of the conditions to the Second Closing (other than those conditions that by their nature are to be satisfied or waived at the Second Closing) or such other date as the Company and the Investor may agree upon at 10:00 a.m. at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, 10019. The date of the Second Closing is hereinafter referred to as the "Second Closing Date."

          (c) The parties agree that, in the event that the Company has obtained the Written Interpretation or the Stockholder Approval, as applicable, before the First Closing Date and has provided to the Investor written evidence reasonably satisfactory to the Investor that the Company has obtained the Written Interpretation or the Stockholder Approval, as applicable, the closing of the purchase and sale of all the Shares shall occur in a single closing on the First Closing Date. In such event, the Company shall not be obligated to issue or sell, and the Investor shall not be obligated to purchase, any other securities of the Company pursuant to this Agreement.

     2.2 DELIVERIES.

          (a) DELIVERIES BY THE COMPANY. At each Closing, the Company shall deliver to the Investor a facsimile of the stock certificate (front and back), registered in the Investor's name, representing the Shares being purchased by the Investor at that Closing and the Company shall instruct its transfer agent to deliver by overnight courier to the Investor the original certificate prior to the end of the fifth business day after the applicable Closing Date. The Company will also make the following deliveries in connection with each Closing:
(i) a certificate, signed by an officer of the Company, which contains the representation and warranty set forth in Section 3.2(a) but substituting the then-current numbers of shares for the numbers of shares set forth in Section 3.2(a) and attaching a pro forma capitalization table showing the outstanding capital stock of the Company after giving effect to the applicable Closing; (ii) a certificate or certificates, dated the applicable Closing Date, of the Secretary or Assistant

Secretary of the Company certifying as to (A) the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the Investor Rights Agreement, the issuance of the applicable Shares to the Investor, the execution and delivery of such other documents and instruments as may be required by this Agreement or the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (B) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement, the Investor Rights Agreement and the other documents and certificates to be delivered pursuant to this Agreement or the Investor Rights Agreement by either the Company or any of its officers; (iii) copies of (A) the Restated Certificate, certified by the Secretary of State of Delaware as of a date not earlier than five (5) business days prior to the applicable Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the applicable Closing Date, stating that no amendments have been made to such Restated Certificate since such date, and (B) the By-laws of the Company certified by the Secretary or Assistant Secretary of the Company; (iv) (A) a good standing certificate dated as of a date not earlier than five (5) business days prior to the applicable Closing Date issued with respect to the Company by the Secretary of State of Delaware and (B) good standing certificates as of a date not earlier than five (5) business days prior to the applicable Closing Date issued with respect to the Company by the Secretary of State (or other applicable Governmental Authority) in each state in where the Company is qualified as a foreign corporation; and (v) a duly executed Cross Receipt setting forth the number of Shares being purchased at that Closing, the applicable Share Price and the applicable Purchase Price determined in accordance with Section 1.1 substantially in the form of Exhibit B attached hereto.

          (b) DELIVERIES BY THE INVESTOR. At each Closing, the Investor shall deliver the applicable Purchase Price by wire transfer of same day funds per the Company's wiring instructions (which shall have been delivered to the Investor not less than two business days before the applicable Closing Date). The Investor will also make all the following delivery in connection with each
Closing: a duly executed Cross Receipt setting forth the number of Shares being purchased at that Closing, the applicable Share Price and the applicable Purchase Price determined in accordance with Section 1.1 substantially in the form of Exhibit B attached hereto.

     2.3 FURTHER ASSURANCES. The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents, obtain waivers and consents and take any such other action and corporate and other proceedings as may be reasonably necessary to carry out the intent and purposes of this Agreement and to provide to the other party copies (executed or certified, as may be appropriate) of all documents which they or their counsel may reasonably have requested in connection with the transactions contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date hereof, except as set forth herein or in the disclosure schedule delivered by the Company to the Investor dated as of the date of this Agreement (the "Disclosure Schedule"):

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, to sell the Shares and to carry out the other transactions contemplated hereunder, which shall include in the case of the Remaining Shares, receipt on or prior to the Second Closing of either (i) approval of the Company's stockholders for the issuance and sale to the Investor of the Remaining Shares in compliance with Rule 4350(i) of the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "Stockholder Approval") or (ii) a written interpretative opinion from the National Association of Securities Dealers to the effect that such Stockholder Approval is not required (the "Written Interpretation"). The Company is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (a) changes that are the result of general economic or political factors affecting the national, or world economy or acts of war or terrorism (except to the extent that such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole); (b) changes that are the result of factors generally affecting the industries or markets in which the Company operates (except to the extent that such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole); (c) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or the pendency or announcement of the transactions contemplated by this Agreement; (d) changes in law, rule or regulations or generally accepted accounting principles and (e) any action taken pursuant to or in accordance with this Agreement or at the request of the Investor. The Company has made available to the Investor true, correct and complete copies of the Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Company's By-laws in effect on the date hereof.

     3.2 CAPITALIZATION AND VOTING RIGHTS.

          (a) As of September 2, 2005, the authorized capital of the Company consists of:

               (i) Preferred Stock. 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 125,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), none of which are issued and outstanding; and

               (ii) Common Stock. 125,000,000 shares of Common Stock, of which 21,200,676 shares are issued and outstanding.

          (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule, as of the date hereof, there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock of the Company imposed by the Restated

Certificate or By-laws of the Company, any agreement to which the Company is a party, or any order of any court or any governmental agency to which the Company is subject; and (iii) no cumulative voting rights for any of the Company's capital stock.

          (c) As of September 2, 2005, of the authorized Common Stock (i) 52,630 shares have been reserved for issuance upon exercise of outstanding warrants, and (ii) 3,163,710 shares have been reserved for issuance upon exercise of outstanding options or other stock-based awards under the 2002 Employee Director and Consultant Stock Plan, 2003 Employee Director and Consultant Stock Plan, 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan. Other than as set forth in the preceding sentence, there are no other shares of Common Stock reserved for issuance. There is no capital stock of the Company held by the Company. As of the date hereof, all of the Series A Preferred Stock is reserved for issuance under the Shareholder Rights Plan and is the only Preferred Stock reserved for issuance.

          (d) Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005 (collectively, the "Company's Public Filings"), or in Section 3.2(d) of the Disclosure Schedule, the Company is not a party to or is not subject to any agreement or understanding relating to, and to the Company's knowledge there is no agreement or understanding between any Persons which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

     3.3 SUBSIDIARIES. Except as set forth in the Company's Public Filings or in
Section 3.3 of the Disclosure Schedule:

          (a) The Company does not presently own or control, directly or indirectly, any other corporation, association, partnership, trust, joint venture or other business entity and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity, other than securities in a publicly traded company or mutual fund held for investment by the Company or any of its Subsidiaries and consisting of less than five percent of the outstanding capital stock of such company. Each of the Subsidiaries is duly organized and existing under the laws of its jurisdiction or organization, is in good standing under such laws and is duly qualified to do business as a foreign corporation in each jurisdiction in which a failure to so qualify would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company free and clear of any Encumbrances, other than restrictions under securities laws.

          (c) There are no options, warrants, convertible securities, or other rights, agreement, arrangements or commitments of any character relating to the capital stock of any Subsidiary.

          (d) No Subsidiary is a member of (nor is any part of its business conducted through) any partnership, nor is it a participant in any joint venture or similar arrangement.

          (e) There are no voting trust, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

     3.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares to be sold hereunder, has been taken or will be taken prior to the applicable Closing. This Agreement and the Investor Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and subject to general equity principles.

     3.5 NO CONFLICT. The execution, delivery and performance of this Agreement and the Investor Rights Agreement and compliance with the provisions hereof and thereof by the Company, will not:

          (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, the violation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, except for any such conflicts, breaches, defaults, terminations, cancellations or accelerations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Company's Restated Certificate, or (iii) the By-laws of the Company; or

          (c) result in the creation of any Encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws, or on any of the properties or assets of the Company or any Subsidiary.

     3.6 VALID ISSUANCE OF COMMON STOCK.

     When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any antidilution rights, rights of first refusal or other similar rights or restrictions on transfer, other than under securities laws.

     3.7 GOVERNMENTAL CONSENTS. Assuming the accuracy of the Investor's representations contained in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, notification or filing with, any federal, state or local Governmental Authority, the National Association of Securities Dealers or such other self-regulatory organization or stock exchange on which the Common Stock is listed, on the part of the Company, is required in connection with the execution, delivery and performance of this Agreement, the execution and delivery of the Investors Rights Agreement, the offer, sale, or issuance of the Shares or the consummation of any other transactions contemplated hereby, except
(i) the qualification (or the taking of such action as may be necessary to secure an exemption from qualification) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required, shall be accomplished prior to the applicable Closing, (ii) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended ("HSR Act"), if applicable, (iii) a notice of (A) listing of additional shares with respect to the Shares and (B) a change in the number of outstanding shares of the Company, each to the NASDAQ Stock Market, Inc and (iv) in the case of the Remaining Shares, receipt of either the Stockholder Approval or the Written Interpretation.

     3.8 LITIGATION. Except as set forth in Section 3.8 of the Disclosure Schedule or in the Company's Public Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any Subsidiary which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. To the Company's knowledge, there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company's current or former employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company. The Company is not a party to any order, writ, injunction, judgment or decree of any court. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.9 EMPLOYEES AND CONSULTANTS. Except as set forth in Section 3.9 of the Disclosure Schedule:

          (a) To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or contracts of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

          (b) Except as set forth in Section 3.9 of the Disclosure Schedule, each employee of, or consultant to, the Company, who has or is proposed to have access to material confidential or proprietary information of the Company, is a signatory to, and is bound by, an agreement with the Company relating to nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

     3.10 PROPRIETARY RIGHTS.

          (a) Except as set forth in the Company's Public Filings or Section 3.10(a) of the Disclosure Schedule: (i) the Company or one of its Subsidiaries owns, free and clear of any lien or encumbrance, or has a valid license to, or has an enforceable right to use, without the payment of any royalty except pursuant to the Material IP Contracts (defined below) listed on Section 3.10(b) of the Disclosure Schedule, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the "Proprietary Rights") necessary for the conduct of the Company's business as now conducted, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company collectively, the "Company Rights"); (ii) to the Company's knowledge, the Company's rights in the Company Rights are valid and enforceable; (iii) to the Company's knowledge, all necessary registration, maintenance and renewal fees in respect of the Company Rights have been paid on time; (iv) none of the Company or its Subsidiaries have or are infringing or otherwise violating the appropriate Proprietary Rights of any Person, and have not received any notice or are subject to any actual or threatened proceedings alleging such, except for infringements or other violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (v) the Company and its Subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry; (vi) other than the Material IP Contracts, there are no outstanding material options, licenses or agreements of any kind relating or affecting to the Company Rights except for options, licenses or agreements specifically referenced in the Research Collaboration and License Agreement; and (vii) there are no breaches or defaults of, or any disputes or threatened disputes concerning, any of the Material IP Contracts, except for breaches, defaults and disputes in Material IP Contracts which are not and will not be sublicensed to NIBRI pursuant to the Research Collaboration and License Agreement that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Schedule 3.10(b) contains a complete and accurate list of (i) all patents, registered trademarks, registered copyrights and applications for the foregoing included in the Company Rights that are owned by the Company or one of its Subsidiaries, indicating the owner(s) thereof, and all applications, registrations and grants with respect thereto, except that such list does not include registered trademarks and applications therefor that the Company has determined that it will abandon, and (ii) all material agreements granting any rights (whether to or by the Company or any of its Subsidiaries) with respect to any of the Company Rights (collectively, the "Material IP Contracts"), specifically indicating, as applicable, each amendment thereto.

     3.11 AGREEMENTS; ACTION.

          (a) Except as set forth in the Company's Public Filings or in Section 3.11(a) of the Disclosure Schedule, since December 31, 2004, the Company has not
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights, other than in the ordinary course of business.

          (b) Since December 31, 2004, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

          (c) The Company is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company is a party or is subject (collectively, the "Obligations"), the lack of compliance with which would afford to any Person the right to (i) accelerate any material indebtedness or (ii) terminate any right or agreement of the Company, the termination of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations, except for any non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.12 REGISTRATION RIGHTS. Except as provided in Section 3.12 of the Disclosure Schedule, the Company has not granted or agreed to grant any registration rights with respect to shares of the Company's capital stock under the Securities Act of 1933, as amended (the "Securities Act"), including piggyback rights, to any Person.

     3.13 TITLE TO PROPERTY AND ASSETS. Except as provided in the Company's Public Filings, the Company or one of its Subsidiaries has good title to, a valid leasehold interest in, or a valid license to use, all of the material tangible property and assets reflected on the Company's balance sheet as of June 30, 2005, free and clear of all material liens, claims, restrictions or Encumbrances, except those assets sold, consumed or otherwise disposed of since the date of such balance sheet in the ordinary course of business, none of which either alone or in the aggregate are material, either in nature or amount, to the business of the Company and its Subsidiaries taken as a whole.

     3.14 FINANCIAL STATEMENTS AND SEC FILINGS.

          (a) The Company has made available to the Investor (i) the Company's audited financial statements for the year ended December 31, 2004 contained in the Company's annual report on Form 10-K (the "Audited Financial Statements"); and (ii) the Company's unaudited financial statements for the quarter ended March 31, 2005 and the quarter ended June 30, 2005 contained in the Company's quarterly reports on Form 10-Q (collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in notes or as permitted by Form 10-Q) and fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since December 31, 2004, the Company has conducted its business in the ordinary course, and there has not been any Material Adverse Effect. Since June 30, 2005, the Company has incurred no liabilities (contingent or otherwise) outside the ordinary course of business that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Since May 27, 2004, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

     3.15 EMPLOYEE BENEFIT PLANS. Except as set forth in Section 3.15 of the Disclosure Schedule or the Company's Public Filings, there are no "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Company or any Subsidiary or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan, practice or pending arrangement involving more than one person sponsored, maintained or to which contributions are made by the Company by or on behalf of current or former employees of the Company or their dependents. Any of the foregoing that involve an "officer" of the Company, as defined in Section 16 of the Securities Exchange Act, are described in the Company's Public Filings. The Company is in compliance in all material respects with applicable laws governing such employee benefit, employee pension benefit or other plans arrangements or practices, except for any failure to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.16 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all material tax returns and reports as required, and within the time prescribed, by law. These returns and reports are true and correct in all material respects. The Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years. Neither the Internal Revenue Service nor any other taxing authority is now asserting against the Company any deficiency or claim for additional material taxes or interest thereon or penalties in connection therewith. The Company has not made any elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.17 INSURANCE. The Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and in the case of casualty and liability insurance, in amounts customary for businesses similar to the business of the Company.

     3.18 LABOR AGREEMENTS AND ACTIONS. The Company does not have any collective bargaining agreements covering any of its employees, nor is the Company bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee or that any group of key employees intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     3.19 REAL PROPERTY HOLDING CORPORATION. The Company is not, and has not been during the applicable period specified in Section 897 of the Code, a United States real property holding corporation, as defined in Section 897 of the Code.

     3.20 OFFERING. Subject to the accuracy of the Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply with prior to the applicable Closing.

     3.21 ENVIRONMENTAL MATTERS. Notwithstanding any other term of this Agreement, all representations relating to or arising from Environmental Laws (as defined below) are contained only in this Section 3.21.

          (a) To the Company's knowledge, the Company is not in violation of any Environmental Law and to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. As used in this Agreement, "Environmental Law" shall mean any applicable law, ordinance, rule or regulation of any Governmental Authority that regulates, fixes liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.

          (b) To the Company's knowledge, the Company has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as "Release") any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and to the Company's knowledge there is no threat of such Release. As used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any Subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "Hazardous Materials" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances and toxic substances, all as defined by Environmental Laws.

          (c) The Company has not received written notice that the Company is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Authority (as hereinafter defined) concerning disposal sites or other environmental matters. As used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

          (d) The stockholders of the Company have had no control over, or authority with respect to, the waste disposal operations of the Company, in their capacity as stockholders of the Company.

     3.22 LICENSES AND OTHER RIGHTS; COMPLIANCE WITH LAWS. The Company has all franchises, permits, licenses and other rights and privileges from Governmental Authorities necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance in all material respects thereunder. The Company and each Subsidiary are in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has never received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company, outside the ordinary course of business of the Company.

     3.23 BROKER OR FINDERS. The Company has not incurred, nor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Investor Rights Agreement or any transaction contemplated hereby or thereby.

     3.24 MARKET LISTING. The Common Stock is listed for trading on the NASDAQ National Market and the Company is in compliance in all material respects with the rules, regulations and requirements of the NASDAQ National Market relating to the continued listing of the Common Stock.

     3.25 RELIANCE. The Company understands that the foregoing representations and warranties and the certificates to be delivered pursuant to Sections 5.1 and
5.2 shall be deemed material and to have been relied upon by the Investor.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that the statements contained in Section 4 are true and correct as of the date hereof and as of each Closing Date:

     4.1 AUTHORIZATION, GOVERNMENTAL CONSENTS AND COMPLIANCE WITH OTHER INSTRUMENTS. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the Investors Rights Agreement and the performance of all obligations of the Investor hereunder and thereunder has been taken or will be taken prior to the applicable Closing. This Agreement and the Investors Rights Agreement have been duly executed and delivered by the Investor and constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and subject to general equity principles. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notification or filing with, any federal, state or local Governmental Authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement and the Investors Rights Agreement, except as may be required by the HSR Act. The execution, delivery and performance of this Agreement and the Investors Rights Agreement and compliance with the provisions hereof and thereof by the Investor, will not (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body; or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Investor is a party or under which the Investor or any of its assets is bound or affected, except for any violations, conflicts, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, or (ii) the governing documents of the Investor.

     4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Investor is acquiring the Shares for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Shares. To the Investor's knowledge, the Investor does not own of record or beneficially own (as defined in Rule 13d-3 of the Securities Exchange Act) any voting securities of the Company, or any securities convertible into or exercisable for any such voting securities.

     4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement.

     4.4 INVESTMENT EXPERIENCE AND ACCREDITED INVESTOR STATUS. The Investor either (i) is an accredited investor (as defined in Regulation D promulgated under the Securities Act) or (ii) is not a United States Person as that term is defined in Regulation S of the Securities Act, as amended and is not acquiring the Shares for the account or benefit of any United States Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.

     4.5 RESTRICTED SECURITIES. The Investor understands that the Shares, when issued, will be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.6 LEGENDS. The Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act and, if requested by the Company's transfer agent, the Company is furnished with an opinion of Dewey Ballantine LLP, or other legal counsel reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) the Company first shall have been furnished with an opinion of Dewey Ballantine LLP, or other legal counsel reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. It is understood that the certificates evidencing the Shares will bear the following legend until such legend is removed in accordance with Section 8.4:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the securities under such Act or, if requested, an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

5. CONDITIONS TO CLOSING OF INVESTOR. The Investor's obligation to purchase the applicable Shares at each Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and
(ii) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect), and the Company shall have delivered to the Investor a certificate, dated as of the applicable Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the foregoing.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects, and the Company shall have delivered to the Investor a certificate, dated as of the applicable Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the foregoing.

     5.3 LEGAL OPINION. The Investor shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP (or other legal counsel to the Company reasonably satisfactory to the Investor) addressed to the Investor and dated as of the applicable Closing Date, in the form of Exhibit A attached hereto.

     5.4 NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or events that have had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

     5.5 RESEARCH COLLABORATION AND LICENSE AGREEMENT. On the First Closing Date, the Company shall have duly executed and delivered to the Investor the Research Collaboration and License Agreement in the form of Exhibit C attached hereto and thereafter such agreement shall be in full force and effect.

     5.6 MARKET LISTING. On each Closing Date, the Shares to be delivered at that Closing shall be approved for listing on the NASDAQ National Market.

6. CONDITIONS TO CLOSING OF THE COMPANY. The Company's obligation to sell the applicable Shares at each Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):

     6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) where the failure to be true and correct (without regard to any materiality qualifications contained therein), individually or in the aggregate, has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

     6.3 RESEARCH COLLABORATION AND LICENSE AGREEMENT. On the First Closing, NIBRI shall have duly executed and delivered to the Company the Research Collaboration and License Agreement in the form of Exhibit C attached hereto and thereafter such agreement shall be in full force and effect.

7. MUTUAL CONDITIONS TO CLOSING. The obligations of each of the Investor and the Company to consummate the Closings are subject to the fulfillment as of the applicable Closing Date of the following conditions:

     7.1 HSR ACT AND OTHER QUALIFICATIONS. The filings required under the HSR Act shall have been made and the required waiting period shall have elapsed as of the First Closing Date and the Second Closing Date, and all other authorizations, consents, waivers, permits, approvals, qualifications and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary Blue Sky law permits and qualifications required by any state, for the offer and sale to the Investor of the applicable Shares shall have been duly obtained and effective as of the applicable Closing Date, and in the case of the closing relating to the issuance of the Remaining Shares, the Company shall have received either the Stockholder Approval or the Written Interpretation.

     7.2 ABSENCE OF LITIGATION. There shall be no injunction, action, suit, proceeding or investigation pending or currently threatened in writing against the Company or the Investor which questions the validity of this Agreement or the Investor Rights Agreement, the right of the Company or the Investor to enter into this Agreement or the Investor Rights Agreement or to consummate the transactions contemplated hereby or thereby.

8. ADDITIONAL COVENANTS AND AGREEMENTS.

     8.1 UPDATES FROM COMPANY. The Company shall permit the Investor from time to time, at the Investor's expense, to visit the Company's properties and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, the disclosure of which would unfairly competitively disadvantage the Company.

     8.2 HSR FILING. The Investor and the Company shall, to the extent required, within five business days after the date hereof, make an initial filing of notification and report form pursuant to the HSR Act, and thereafter make any other required submissions with respect to this

Agreement and the consummation of the transactions contemplated hereby, if required under the HSR Act. The Investor and the Company shall promptly furnish each other (or their counsel) all such necessary information and reasonable assistance as the other may request in connection with its preparation of the necessary filings or submissions under the HSR Act. Each of the Investor and the Company shall use its commercially reasonable efforts to take such actions as may be required to cause the expiration of the notice periods under the HSR Act as promptly as possible after the execution of this Agreement.

     8.3 MARKET LISTING. The Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on the NASDAQ National Market. The Company shall use its best efforts to effect the listing of the Shares on the NASDAQ National Market, including submitting a notice of listing of additional shares with respect to the Shares to the NASDAQ Stock Market, Inc. no later than 15 calendar days prior to the First Closing Date.

     8.4 SHARE LEGEND REMOVAL. The legend set forth in Section 4.6 hereof shall be removed from the certificate evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than five business days from receipt of a request from the Investor pursuant to this Section 8.4, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Investor, without such legend if: (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(k) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act.

     8.5 USE OF PROCEEDS. The Company shall use all payments received from the Investor pursuant to this Agreement primarily for the purpose of funding research and development activities, including the activities that are the subject matter of the Research Collaboration and License Agreement.

     8.6 CONSENTS. The Company shall not, prior to the Second Closing, take any action or enter into any material contract, arrangement, agreement or understanding that would require the consent, waiver, approval or authorization of any third party to effect the transactions contemplated by this Agreement and the Investor Rights Agreement.

     8.7 OTHER AGREEMENTS.

          (a) Upon the satisfaction or waiver of all the conditions to the First Closing set forth in Sections 5 and 7, the Investor shall cause NIBRI to execute and deliver to the Company the Research Collaboration and License Agreement.

          (b) Upon the satisfaction or waiver of all the conditions to the First Closing set forth in Sections 6 and 7, the Company shall execute and deliver to NIBRI the Research Collaboration and License Agreement.

     8.8 WRITTEN INTERPRETATION OR STOCKHOLDER APPROVAL. The Company shall provide to the Investor, at least three (3) days before the Second Closing; written evidence reasonably satisfactory to the Investor that the Company has obtained the Written Interpretation or Stockholder Approval, as applicable.

9. TERMINATION.

          (a) This Agreement may be terminated at any time prior to the Second
Closing:

               (i) by mutual written consent of the Company and the Investor;

               (ii) the Investor may terminate this Agreement by giving written notice to the Company if (i) the First Closing shall not have occurred on or before March 31, 2006 or (ii) the Second Closing shall not have occurred within one hundred and twenty (120) days of the First Closing Date, in each case by reason of the failure of any condition precedent under Section 5 or 7; or

               (iii) the Company may terminate this Agreement by giving written notice to the Investor if (i) the First Closing shall not have occurred on or before March 31, 2006 or (ii) the Second Closing shall not have occurred within one hundred and twenty (120) days of the First Closing Date, in each case by reason of the failure of any condition precedent under Section 6 or 7.

          (b) In the event that this Agreement is terminated after the First Closing, the respective obligations of the Company and the Investor to sell and purchase the Remaining Shares and other deliveries contemplated by Sections 2.2(a), 2.2(b) and 5 at the Second Closing shall become void and be of no further force or effect with respect to the Second Closing only and the remaining provisions of this Agreement shall survive such termination and remain in full force and effect.

10. MISCELLANEOUS.

     10.1 SURVIVAL OF WARRANTIES. The representations and warranties of the Company and the Investor contained in this Agreement (except for those contained in Section 3.16 and Section 3.21) shall survive the First Closing for three years. The representations and warranties of the Company set forth in Section
3.16 shall survive until the expiration of the applicable statute of limitations and those set forth in Section 3.21 shall survive indefinitely.

     10.2 REMEDIES. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     10.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including, without limitation, successors through merger, consolidation, reorganization, recapitalization, any similar transaction or otherwise. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without the prior written consent of the other party hereto (which consent may not be unreasonably withheld), other than, in the case of an assignment, in whole or in part, by the Investor, to an Affiliate of the Investor as set forth in Section 1.1(c), in which case consent of the Company shall not be required.

     10.4 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

     10.5 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to the conflict of law principles thereof).

     10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.8 NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     10.9 NOTICES. Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five business days after being duly sent by first class registered or certified mail, or other courier service, postage prepaid, or the following business day after being telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

     To the Company:

          Alnylam Pharmaceuticals, Inc.
          300 Third Street
          Cambridge, MA 02142

          Attention: Chief Operating Officer

          Fax: (617) 551-8101

     With a copy (which shall not constitute notice) to:

          Wilmer Cutler Pickering Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts 02109
          Attention: Steven D. Singer, Esq.
          Fax: (617) 526-5000

     To the Investor:

          Novartis Pharma AG
          Lichtstrasse 35
          CH-4002 Basel
          Switzerland
          Attention: Joseph E. Mamie
          Fax: 41 61 324 8111

     With a copy (which shall not constitute notice) to:

          Novartis Institutes for BioMedical Research, Inc.
          400 Technology Square
          Cambridge, Massachusetts 02139
          Attention: General Counsel
          Fax: (617) 871-3354

     With a copy (which shall not constitute notice) to:

          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Morton A. Pierce, Esq.
          Fax: (212) 259-6333

     10.10 FINDER'S FEE. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     10.11 EXPENSES. Except as otherwise contemplated herein, each party shall pay its own fees and expenses with respect to this Agreement.

     10.12 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (other than the waiver of any condition set forth in Section 5, which may be waived in the sole discretion of the Investor, and other than the waiver of any condition set forth in Section 6, which may be waived in the sole discretion of the Company).

     10.13 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.14 CONFIDENTIALITY AND PUBLICITY. The Company and the Investor will consult with one another as to the form and substance of any press release relating to the terms of this Agreement, the Research License and Collaboration Agreement or the transactions contemplated hereby or thereby prior to issuing any such press release. Either party may only disclose the terms of the Research Collaboration and License Agreement if such party reasonably determines, based on advice from its counsel, that it is required to make such disclosure by applicable law, regulation or legal process (whether in connection with its ongoing disclosure obligations, in connection with a corporate activity or otherwise), including without limitation by the rules or regulations of the SEC or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ, in which event such party shall provide prior notice of such intended disclosure to the other party sufficiently in advance to enable the other party to seek confidential treatment or other protection for such information unless the disclosing party is prevented by law or regulation from providing such advance notice and shall disclose only such terms of the Research Collaboration and License Agreement as such disclosing party reasonably determines, based on advice from its counsel, are required by applicable law, regulation or legal process to be disclosed (whether in connection with its ongoing disclosure obligations, in connection with a corporate activity or otherwise). In the event that either party determines that it must publicly file the Research Collaboration and License Agreement with the SEC such party shall
(i) initially file a redacted copy of the Research Collaboration and License Agreement (the "Redacted Research Collaboration and License Agreement") in the form of Exhibit D attached hereto, (ii) request, and use commercially reasonable efforts to obtain, confidential treatment of all terms redacted from such Redacted Research Collaboration and License Agreement; provided that the redaction of such terms is permitted by the applicable rules and regulations of the SEC, (iii) permit the other party to review and approve such initial request for confidential treatment and any subsequent correspondence with respect thereto at least two (2) Business Days prior to its submission to the SEC, and
(iv) promptly deliver to the other party any written correspondence received by it or its representatives from the SEC with respect to such confidential treatment request and promptly advise the other party of any other material communications between it or its representatives with SEC with respect to such confidential treatment request.

     10.15 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be arranged in Subsections corresponding to the numbered Subsections contained in Section 3, and the disclosure in any Subsection of the Disclosure Schedule shall qualify the corresponding Subsection in Section 3. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

     10.16 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, at least 50% of the voting stock of any other Person.

     "Audited Financial Statements" shall have the meaning set forth in Section 3.14(a).

     "Closing Date" shall mean the First Closing Date or the Second Closing Date, as applicable.

     "Closing" shall mean the First Closing or the Second Closing, as applicable.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "Common Stock" shall have the meaning set forth in Section 1.1(a).

     "Company" shall have the meaning set forth in the Preamble.

     "Company's Public Filings" shall have the meaning set forth in Section 3.2(d).

     "Company Rights" shall have the meaning set forth in Section 3.10(a).

     "Company SEC Documents" shall have the meaning set forth in Section
3.14(b).

     "Disclosure Schedule" shall have the meaning set forth in Section 3.

     "Encumbrance(s)" shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environmental Law" shall have the meaning set forth in Section 3.21(a).

     "ERISA" shall have the meaning set forth in Section 3.15.

     "Financial Statements" shall have the meaning set forth in Section 3.14(a).

     "GAAP" shall have the meaning set forth in Section 3.14(a).

     "Governmental Authority" shall have the meaning set forth in Section
3.21(c).

     "Hazardous Materials" shall have the meaning set forth in Section 3.21(b).

     "HSR Act" shall have the meaning set forth in Section 3.7.

     "Initial Purchase Price" shall have the meaning set forth in Section 1.1(a)(i).

     "Investor" shall have the meaning set forth in the Preamble and Section 1.1(b).

     "Investor Rights Agreement" shall mean that certain Investor Rights Agreement between the Company and the Investor dated as of the date hereof.

     "Material Adverse Effect" shall have the meaning set forth in Section 3.1.

     "Material IP Contracts" shall have the meaning set forth in Section
3.10(b).

     "NIBRI" means Novartis Institutes for BioMedical Research, Inc.

     "Novartis" shall have the meaning set forth in the Preamble.

     "Obligations" shall have the meaning set forth in Section 3.11(c).

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act.

     "Preferred Stock" shall have the meaning set forth in Section 3.2(a)(i).

     "Property" shall have the meaning set forth in Section 3.21(b).

     "Proprietary Rights" shall have the meaning set forth in Section 3.10(a).

     "Purchase Price" shall mean the Initial Purchase Price and/or the Remaining Purchase Price, as applicable.

     "Redacted Research Collaboration and License Agreement" shall have the meaning set forth in Section 10.14.

     "Release" shall have the meaning set forth in Section 3.21(b).

     "Remaining Purchase Price" shall have the meaning set forth in Section 1.1(a)(ii).

     "Remaining Shares" shall have the meaning set forth in Section 1.1(a)(ii).

     "Research Collaboration and License Agreement" shall mean that certain Research Collaboration and License Agreement between the Company and NIBRI to be dated as of the First Closing Date, the form of which is attached as Exhibit C hereto.

     "Restated Certificate" shall have the meaning set forth in Section 3.1.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Second Closing" shall have the meaning set forth in Section 1.1(a)(ii).

     "Securities Act" shall have the meaning set forth in Section 3.12.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Series A Preferred Stock" shall have the meaning set forth in Section 3.2(a)(i).

     "Shares" shall mean the Initial Shares and/or the Remaining Shares, as applicable.

     "Share Price" shall have the meaning set forth in Section 1.1(a).

     "Shareholder Rights Plan" shall mean the rights agreement between the Company and Equiserve Trust Company, N.A., as rights agent, dated as of July 13, 2005.

     "Stockholder Approval" shall have the meaning set forth in Section 3.1.

     "Subsidiary" shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries, including, without limitation, Alnylam U.S., Inc. and Alnylam Europe, AG.

     "Written Interpretation" shall have the meaning set forth in Section 3.1.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        NOVARTIS PHARMA AG


                                        By: /s/ Joseph E. Mamie
                                            ------------------------------------
                                        Name: Joseph E. Mamie
                                        Title: Head Operational Treasury


                                        By: /s/ Christina Ackermann
                                            ------------------------------------
                                        Name: Christina Ackermann
                                        Title: Head Legal Pharma
                                               General Medicine


                                        ALNYLAM PHARMACEUTICALS, INC.


                                        By: /s/ John Maraganore
                                            ------------------------------------
                                        Name: John Maraganore
                                        Title: President and CEO